Exhibit 99.1
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[LOGO]         NEWS RELEASE
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For Immediate Release

Contact: Patrick A. Reynolds
         Director of Investor Relations
         (706) 649-4973

      Synovus(R)Reports 8.4% Increase in Net Income for Third Quarter 2003

       Net Interest Income, Mortgage Revenue, and TSYS Drive Profitability

         Columbus, Ga., October 15, 2003 -- Synovus' third quarter earnings grew 8.4% over the third quarter 2002 to $100.0 million, or $.33 per share, Synovus Chairman and CEO James H. Blanchard announced today.

         "We are very pleased to report excellent third quarter results," said Blanchard. "While our net interest income increased by 5.6%, due to efficient net interest margin management, our non-interest income before reimbursable items increased by 14.3%, led by mortgage revenue which increased 67%, over the third quarter last year. TSYS' revenues before reimbursable items increased by 14.9% and net income increased by 8.2% over the same period last year."

         Return on assets for the quarter was 1.91% and return on equity was 18.32%, as compared to 2.06% and 19.12%, respectively, for the third quarter 2002. Shareholders' equity at September 30, 2003, was $2.18 billion, which represented a very strong 10.35% of quarter-end assets. Total assets ended the quarter at $21.0 billion, an increase of 13.6% from the same period last year.

         Net income for the Synovus Financial Services segment increased 8.6% over the third quarter last year. Return on assets for the quarter was 1.42% and return on equity was 17.44%. Loans grew by 13.2% (9.3% excluding acquisitions and divestitures) over the third quarter last year. The net interest margin was 4.22% for the quarter, compared to 4.25% in the second quarter. The margin compression was contained at a 3 basis point level by adhering to pricing discipline on both deposits and loans, after the 25 basis point Federal Reserve cut on June 25, 2003. The net charge-off ratio was 0.32%, equal to 0.32% last quarter and 0.32% in the third quarter last year. The ratio of nonperforming assets to loans and other real estate was 0.73% equal to 0.73% in the previous quarter. Past due levels remained very favorable with total past dues at 0.70% of loans at quarter end. The allowance for loan losses remained at 1.40%, unchanged from last quarter. The allowance for loan losses provides coverage of 239% of nonperforming loans and the provision for loan losses covered net charge-offs by 1.20x for the quarter. Management remains confident about the quality of the loan portfolio. During the quarter, Synovus repurchased 450,000 shares for approximately $10.7 million from our current $200 million authorization.

         Non-interest income for the Financial Services segment was up 18.7% (14.8% excluding acquisitions, divestitures, and securities gains/losses) compared to the third quarter last year. In addition to net mortgage revenue increase of 67.0%, service charges on deposits increased 10.0% and credit card fees increased 18.3% as compared to the same period last year. Financial Management Services and insurance revenues increased 5.1% over last year, with brokerage up 22.1%, and trust up 3.8%. Financial

           Post Office Box 120 / Columbus, GA 31902
                        www.synovus.com




    Synovus Reports 8.4% Increase in Net Income for Third Quarter 2003/2 of 8

Services' non-interest income - excluding securities gains/losses - was 29.4% of revenues for the quarter versus 27.0% in the third quarter last year.

         TSYS third quarter earnings grew 8.2% over the third quarter 2002 to $35.5 million, or $0.18 per share. TSYS revenues increased 11.1% (14.9% excluding reimbursable charges) in the quarter due to strong growth from its existing customers' accounts on file of approximately 11.3%, the cross sell of value added services which grew revenues by 22.6%, and growth of international revenues of 39%. With TSYS' contribution, Synovus' total non-interest income - excluding securities gains/losses and reimbursable items at TSYS - was 60.1% of revenues for the quarter versus 58.2% in the same period last year.

         Blanchard concluded, "As the economy improves, we believe that our current strategies, specifically emphasis on credit quality and loan and deposit pricing, our team members, our technological advantages, and our strong balance sheet will position us well to achieve our historical levels of earnings growth. We further believe these levels of growth will sustain our position among the top of the industry performers."

         Synovus will host an earnings highlights conference call at 4:30 pm ET, on October 15, 2003. The conference call will be available in the Investor Relations section of www.synovus.com under the "Conference Calls and Web-casts" tab. Please log on 5-10 minutes ahead of the call time.

         Synovus (NYSE: "SNV") is a diversified financial services holding company with more than $21 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 40 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: "TSS"), the world's largest third-party processor of international payments. Synovus is No. 9 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2003. See Synovus on the Web at www.synovus.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' belief with respect to achieving its historical levels of earnings growth and sustaining its position at the top of industry performers and the assumptions underlying such statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, Synovus' inability to achieve its net income goals for Financial Services; Synovus' inability to increase its revenues derived from Financial Management Services and insurance; Synovus' inability to control Financial Services' expenses; TSYS' inability to achieve its net income goals for 2003; adverse developments with respect to TSYS meeting its performance obligations under its contract with Bank One; competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; hostilities increase in the Middle East or elsewhere; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

           Post Office Box 120 / Columbus, GA 31902
                        www.synovus.com
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